SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                        (Amendment No. 2)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or
     240.14a-12


                    National Gas & Oil Company
        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:
     ____________________________________________________________

     2)  Aggregate number of securities to which transaction
         applies:
     ____________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ____________________________________________________________

     4)  Proposed maximum aggregate value of transaction:
     ____________________________________________________________


     5)  Total fee paid:
     ____________________________________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     ___________________________________________

     2)  Form, Schedule or Registration Statement No.:
     ___________________________________________

     3)  Filing Party:
     ___________________________________________

     4)  Date Filed:
     ___________________________________________









                          NATIONAL GAS & OIL COMPANY



                   Notice of Annual Meeting of Shareholders

                            To be Held May 23, 1996




TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of NATIONAL GAS & OIL COMPANY, an Ohio Corporation (hereinafter referred to as "Company"), has been called and will be held in the General Offices of the Company at 1500 Granville Road, Newark, Ohio on May 23, 1996, at 10:00 A.M., local time, for the following purposes:

     (1) To elect three directors to serve for a period of three years or until their respective successors are duly elected and qualified.

     (2) To consider and act upon a proposal to amend the Code of Regulations to provide an age limit on the tenure and election of Directors of the Company.

     (3) To ratify the appointment of Price Waterhouse LLP to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1996.

     (4) To transact such other business as may properly come before the meeting.

     All of the above matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on April 1, 1996, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Shares of the Company of record at the close of business on such date will be entitled to notice thereof or to vote thereat.

     If you cannot attend the meeting in person, please execute, date and return the enclosed proxy in the envelope provided, with postage prepaid for mailing within the United States.

                                            By Order of the Board of Directors


                                                               John B. Denison
                                                                     Secretary


Dated: April 1, 1996

                          NATIONAL GAS & OIL COMPANY



                                PROXY STATEMENT
                                 APRIL 1, 1996



                      For Annual Meeting of Shareholders
                            To Be Held May 23, 1996




      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from holders of the outstanding Common Shares of NATIONAL GAS & OIL COMPANY for the annual meeting of shareholders of the Company to be held in the General Offices of the Company at 1500 Granville Road, Newark, Ohio 43055, on May 23, 1996, at 10:00 A.M., local time, for the purposes set forth in the accompanying notice of the meeting. The Company's telephone number is (614) 344-2102.

      Any proxy delivered in the accompanying form may be revoked by the person executing the same, in writing or in open meeting, at any time before the authority hereby granted is exercised. Proxies received which are properly executed will be voted at the meeting or any adjournment thereof as specified therein by the shareholders, but if no specification is made, such proxies will be voted for the election of the three nominees for Director named herein, for the amendment of the Code of Regulations and for the ratification of Price Waterhouse LLP as the Company's independent auditor.

      If any other matters are properly brought before the meeting, or if a nominee for election as a Director named in the proxy statement is unable to serve or will not serve, the persons named in the proxy or their substitutes will vote in accordance with their best judgment on such matters or for such substitute nominee as the Directors may recommend.

      The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail and in addition may be made by Officers and employees of the Company, personally or by telephone or telegram. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares. Proxy materials will be first sent to shareholders on or about April 17, 1996.

      Only the holders of Common Shares of record at the close of business on April 1, 1996, which is the record date for the annual meeting of shareholders fixed by the Board of Directors, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 1, 1996, the Company had outstanding 6,860,589 Common Shares, each share having one vote.

      Under Ohio law and the Company's Code of Regulations, the three nominees receiving the greatest number of votes shall be elected as directors. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of the individual nominees specified on the form of proxy. For purposes of determining whether a majority vote has been obtained for the proposed Amendment to the Code of Regulations or the ratification of independent accountants, abstentions and broker non-votes will have the same effect as votes against such proposals.

       Under the applicable Ohio statute, if notice in writing is given by any shareholder to the President, a Vice President, or Secretary of the Company not less than forty-eight hours before the time fixed for holding a meeting for the election of Directors that he desires the voting at such election to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, then each shareholder would have cumulative voting rights. If cumulative voting is requested as herein described, each shareholder would have a number of votes equal to the number of Directors to be elected (3) multiplied by the number of shares owned by him and would be entitled to cast all his votes for any one or more candidates as he sees fit.

      Article Two, Section 2.03 of the Company's Code of Regulations prescribes the method for a shareholder to nominate a candidate for election to the Board of Directors. Generally, nominations, other than those made by or on behalf of the existing Board of Directors of the Company, for election at an annual meeting of shareholders must be made in writing, delivered or mailed by first-class U.S. mail, postage prepaid, to the Secretary of the Company on or before the later of (i) February 1 immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders held for the election of Directors. Such nomination must set forth (i) the name, age, business or residence address of each nominee, (ii) the principal occupation or employment of each nominee, and (iii) the number of Common Shares of the Company owned beneficially and/or of record by each nominee and the length of time any such Common Shares have been so owned. As of the date of this Proxy Statement, no persons have been so nominated for election at this Annual Meeting.

                           CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to those persons known to the management of the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of March 1, 1996.

                   Amount and Nature of Beneficial Ownership

Name and Address of        Sole Voting &      Shared Voting &     Percent
  Beneficial Owner        Investment Power    Investment Power   of Class

The Trust Company of
New Jersey, Jersey
City, New Jersey             653,503(1)             -0-           9.53%

(1) Information provided to the Company by The Trust Company of New Jersey, which holds the shares as Trustee for two pension plans. The Trust Company of New Jersey certifies the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer.

Dimensional Fund
Advisors Inc.
Santa Monica, California     376,273(2)             -0-           5.49%

(2)  Information provided to the Company by Dimensional Fund Advisors Inc., on
     Schedule 13G. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 376,276 shares of National Gas & Oil stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                            THE BOARD OF DIRECTORS

     Under the Company's Code of Regulations, the Board of Directors is divided into three classes consisting of not less than three nor more than four Directors each. The class to be elected in 1996 consists of three Directors.

     The following nominees are proposed for election as Directors to serve for a period of three years or until their successors are elected and qualified: Alan A. Baker, Richard O. Johnson and Thomas E. Stewart. Messrs. Baker and Johnson are incumbent Directors. Management does not contemplate that any of the nominees named will be unable to serve.

     In the event that one or more of the nominees named is unable or is unwilling to accept, or is unavailable for, such election for any reason, the persons named in the proxies received in the accompanying form or their substitutes shall have authority, unless such authority is withheld, to vote or refrain from voting according to their judgment for other individuals as Directors in lieu thereof and in such cases, such proxies will be voted for such substitute nominees as the Directors may recommend. If Directors are to be elected by cumulative voting, the persons named in such proxies shall have authority to distribute their votes among the nominees as they shall determine in the exercise of their judgment.

                      NOMINEES FOR ELECTION AS DIRECTORS

Alan A. Baker - Age 64

     Mr. Baker is the retired chairman of Halliburton Energy Services, Houston, Texas, having served with Halliburton for 41 years. Prior to being named chairman in 1993, Mr. Baker was president and, in 1992, chairman and chief executive officer of Halliburton Energy Services Group. Mr. Baker was elected as a Director of the Company in August 1995 to fill an unexpired term.

Richard O. Johnson - Age 67

     Mr. Johnson is the President and majority shareholder of J.J. Agro, Inc., which was formed on April 25, 1991 and is located in Zanesville, Ohio. Mr. Johnson, in excess of five years, has been the President and majority stockholder of Clay City Beverages, Inc., a Pepsi Cola bottler and distributor in Zanesville, Ohio. The Pepsi Cola bottler and distributor assets were sold by Clay City Beverages on April 25, 1991. J.J. Agro is invested in various businesses, including restaurant, agriculture and oil and gas production and development. Mr. Johnson is a Director of the First National Bank of Zanesville, Ohio, and Muskingum Livestock Sales Company of Zanesville, Ohio. Mr. Johnson has served as a Director of the Company since 1984.

Thomas E. Stewart - Age 45

     Mr. Stewart is the Executive Vice President of the Ohio Oil and Gas Association, a state-wide trade association serving the oil and gas industry, a position he has held since September 1991. Mr. Stewart is a Registered Legislative Agent representing the oil and gas industry before the state and federal government and their respective agencies. Since 1985 Mr. Stewart has also been President of Stewart Drilling Co., Inc., Mt. Vernon, Illinois, a family owned holding company for company held oil and gas working interests. Mr. Stewart is standing for election for the first time at the 1996 Annual Meeting.

                        DIRECTORS CONTINUING IN OFFICE

James H. Cameron - Age 59

     Mr. Cameron is President of Cameron Drilling Co., Inc. an operating company and producers of oil and gas, a position he has held in excess of five years. Mr. Cameron has served as Director of the Company or its predecessor since 1978 and his term as a Director of the Company expires in 1997.

David C. Easley - Age 53

     Mr. Easley was elected President of the Precise Corporation, Racine, Wisconsin, a manufacturer of high speed precision spindles for milling, drilling and grinding in 1994. Previously, Mr. Easley was Executive Vice President, a position he held in excess of five years. Mr. Easley is also a

Director of the Bank of Elmwood, Racine, Wisconsin and the Bardon Rubber Products Co., Union Grove, Wisconsin. Mr. Easley has served as a Director of the Company since 1986 and his term as a Director expires in 1998.

Patrick J. McGonagle - Age 41

     Mr. McGonagle is President and Chief Executive Officer of National Gas & Oil Company and its operating subsidiaries, positions he has held since February 19, 1993. Previously, Mr. McGonagle was Vice President and General Counsel for a period in excess of five years. Mr. McGonagle has served as a Director of the Company since 1995 and his term as a Director expires in 1998.

M. Howard Petricoff - Age 46

     Mr. Petricoff is a partner in the law firm of Vorys, Sater, Seymour and Pease, Columbus, Ohio, a position he has held in excess of five years. Mr. Petricoff represents the Ohio Oil and Gas Association, oil and gas producers, industrial firms and serves an appointment as Special Assistant Ohio Attorney General for energy matters. Mr. Petricoff was elected as a Director of the Company in August 1995 to fill an unexpired term and his term as a Director expires in 1997.

Graham R. Robb - Age 66

     Mr. Robb is the Vice President and a Director of The Oxford Oil Company, Zanesville, Ohio, producers of oil and gas. Mr. Robb is a Past President of the Ohio Oil and Gas Association, a statewide association serving the oil and gas industry. Mr. Robb has served as a Director of the Company since 1992 and his term as Director expires in 1998.

William H. Sullivan, Jr. - Age 57

     Mr. Sullivan was elected Chairman of the Board of National Gas & Oil Company in May 1995. Additionally, Mr. Sullivan is the Senior Partner of Waterland Operating Company, Rowayton, Connecticut, a real estate investment company, and is Senior Partner of Monmouth Ocean Realty Trust, a R.E.I.T. located in Rowayton, Connecticut, positions he has held in excess of five years. Mr. Sullivan has served as a Director of the Company or its predecessor since 1978 and his term as a Director of the Company expires in 1997.


                               RETIRING DIRECTOR

Edwin L. Heminger - Age 69

     Mr. Heminger is Chairman of the Board of Directors of The Findlay Publishing Company, Findlay, Ohio, a newspaper publishing company owned by the Heminger family, and Chairman of the Board of the White River Broadcasting Company, Inc. of Columbus, Indiana, a wholly owned subsidiary of The Findlay Publishing Company. Mr. Heminger has held his current positions for periods in excess of five years. Mr. Heminger is a Director of the Miami River Broadcasting Co., the Blanchard River Broadcasting Co., and the Celina Financial Corporation and its affiliated companies, Celina, Ohio. Mr. Heminger has served as a Director of the Company since 1984 and his present term expires in 1996. Mr. Heminger has elected to retire from the Board at the Annual Meeting.

                      CERTAIN RELATED PARTY TRANSACTIONS

     Mr. J.W. Straker, retired chairman of the Board of Directors, served as a Director until his retirement on May 18, 1995. The related party information with respect to Mr. Straker and members of his family, his brother, Charles E. Straker and son-in-law, J.S. Henderson, reflects only those transactions that took place while Mr. Straker was a Director. The information with respect to Mr. Straker's son, John W. Straker, Jr. reflects the full year of 1995 because of the Directorship of Mr. Graham R. Robb. Mr. Straker does not maintain any financial interest or operational involvement in any Company owned or operated by other family members.

     Mr. Straker's brother, C.E. Straker, is President of Buckeye Supply Company, Zanesville, Ohio ("Buckeye Supply"). Through May 1995, Buckeye Supply received $2,697 from National Gas & Oil Corporation ("National Gas"), a subsidiary of the Company, for pipe, materials and supplies used in National Gas' construction, operation and maintenance activities. NGO Development Corporation ("NGO Development"), a subsidiary of the Company, purchased pipe, material and supplies for $80,214 from Buckeye Supply.

     In 1995, The Oxford Oil Company ("Oxford Oil"), which is owned by Mr. Straker's son, John W. Straker, and which Mr. Robb serves as Vice President and a Director, received $2,107,459 for 1,059,154 Mcf for gas purchased by Producers Gas Sales, Inc. ("Producers Gas"), a subsidiary of the Company, as agent for end use natural gas customers. Mr. Straker's son-in-law, J.S. Henderson, is the President and owner of Hopewell Oil and Gas Development Company ("Hopewell"), a producer of oil and gas. Through May 1995, Hopewell received $646,861 for 342,170 Mcf for gas purchased by Producers Gas as agent for end use natural gas customers. During 1995, Cameron Brothers and Cameron Drilling Co., Inc. ("Cameron Brothers"), in which Mr. Cameron is a partner and President, received $264,551 for 131,236 Mcf for gas purchased by Producers Gas as agent for end use natural gas customers. The Company's purchased gas terms are approved by the Executive Committee and Board of Directors and are consistent for all like gas producers.

     During 1995, Oxford Oil received $161,693 from NGO Development for joint venture drilling programs and received $32,631 from NGO Development for joint venture drilling program operating expenses. Oxford also received $24,535 for 13,583 Mcf for gas purchased by NGO Development.

     All of the purchases and sales by the Company's subsidiaries were made on terms as favorable as those available from independent third parties.

     M. Howard Petricoff, who became a Director on August 24, 1995, is a Partner of Vorys, Sater, Seymour and Pease, which rendered legal services to the Company during the last fiscal year and continues to do so.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors held four (4) regular meetings during 1995. Each member of the Board of Directors who is not an Officer of the Company receives $1,500 for each meeting attended. Directors who are also Officers of the Company do not receive any fee for services performed as Directors or as members of the Committees of the Board. All Directors are reimbursed expenses for attended meetings. Mr. William H. Sullivan, Jr., Chairman of the Board and Executive Committee, is compensated at an annual rate of $40,000 for his services as Chairman of the Board and Executive Committee.

      The Company maintains an Executive Committee which acts for and on behalf of the Board of Directors in the management, business and affairs of the Company during intervals between meetings of the Board of Directors. The Executive Committee, elected annually, is also responsible for capital expenditure, business development and nominating activities of the Board. The Executive Committee is comprised of three (3) Directors: William H. Sullivan, Jr., Chairman, James H. Cameron, and Graham R. Robb. The Committee held two
(2) meetings during 1995. Non-officer members of the Executive Committee receive $500 per meeting attended for their services on the Executive Committee.

      The Audit Committee, comprised of outside Directors elected annually, met four (4) times with representatives of Price Waterhouse LLP to review accounting and auditing matters. The Committee has the responsibilities of recommending the selection of the independent auditors for each year; consulting with the independent auditors regarding the scope and plan of audit, adequacy of internal controls, fees, non-audit services performed and reporting such findings to the Board of Directors. Members are David C. Easley, Chairman, Alan A. Baker and Edwin L. Heminger, each of whom is compensated at the rate of $800 per meeting attended.

      The Employees' Retirement Plan, Salary Deferral Plan and Group Medical and Dental Welfare Plan are administered by the Retirement/Employee Benefits Committee comprised of three (3) Directors: James H. Cameron, Chairman, David
C. Easley and Richard O. Johnson, who are elected annually by the Board. The Retirement/Employee Benefits Committee held one (1) meeting in 1994. Non-officer members are compensated at the rate of $500 per meeting attended.

      The Incentive/Compensation Committee administers the salary administration program, management and employee incentive programs and the Company Contribution Plan. (See "Executive Compensation" below.) The Committee, comprised of three (3) outside Directors: Richard O. Johnson, Chairman, Edwin L. Heminger and Graham R. Robb, is elected annually by the Board. The Incentive/Compensation Committee met two (2) times in 1995. Non-officer members are compensated at the rate of $500 per meeting attended.

      The Finance Committee is comprised of three (3) Directors: William H. Sullivan, Jr., Chairman, Alan A. Baker and David C. Easley. The Committee, elected annually, is responsible for the Company's Investment Program administration, investment of Company assets and the funding of business development activities and did not meet in 1995. Investment considerations during 1995 were considered by the full Board of Directors at their regular meetings and through phone conversations with committee members. Non- officer members are compensated at the rate of $500 per meeting attended.

      During 1995, each Director attended at least 75% of the total of the meetings of the Board of Directors and any committee on which such Director served, with the exception of Mr. Heminger who attended 70% and Mr. Mason B. Starring, III who attended 71% prior to his resignation from the Board on August 24, 1995.

                  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to the Company shares beneficially owned by the Directors of the Company and by all Directors, nominees for election as Directors and Executive Officers as a group as of March 1, 1996:

                   Amount and Nature of Beneficial Ownership
                   -----------------------------------------

                              Sole Voting &           Shared Voting &         Percent
Name                        Investment Power          Investment Power        of Class

Alan A. Baker                      342                     1,030                  (1)
James H. Cameron               145,347                    94,791 (2)            3.50%
David C. Easley                  6,209 (3)                    -0-                 (1)
Edwin L. Heminger                9,658                        -0-                 (1)
Richard O. Johnson             156,831                        -0-               2.29%
Patrick J. McGonagle             2,039 (4)                    40 (5)              (1)
M. Howard Petricoff                927                     1,776                  (1)
Graham R. Robb                   3,573                        -0-                 (1)
Thomas E. Stewart                1,000                        -0-                 (1)
William H. Sullivan, Jr.        99,968 (6)                24,695 (7)            1.82%
All Directors, nominees
and Executive Officers
as a group (14 persons)        434,577 (8)                124,134 (9)           8.15%

____________________
(1)  Less than 0.2%
(2)  Owned by Mr. Cameron's wife or in a family partnership.
(3) Does not include 316,210 shares as to which Mr. Easley holds a proxy to vote, which shares are beneficially owned by a family partnership in which Mr. Easley's wife is a partner.
(4)  Includes 1,597 shares held in trust under the Company's  Salary  Deferral
     Plan.
(5)  Shares held in trust under the Company's Salary Deferral Plan.
(6)  Includes shares held by Mr. Sullivan as Guardian for his brother.
(7) Includes shares held by Mr. Sullivan as Trustee for various members of his family, or Mr. Sullivan's wife.
(8)  Includes 1,601 shares held in trust under the Company's  Salary  Deferral
     Plan.
(9)  Includes 1,802 shares held in trust under the Company's  Salary  Deferral
     Plan.
____________________

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

      The following table sets forth, for the three years ended December 31, 1995, compensation paid by the Company to Patrick J. McGonagle, President and Chief Executive Officer of the Company. No other Executive Officer of the Company earned compensation in excess of $100,000 in 1995.


                          SUMMARY COMPENSATION TABLE
                         ----------------------------
                                         Annual Compensation
                                         -------------------
                                                                   All Other
     Name and                                                    Compensation
Principal Position            Year    Salary($)    Bonus($)(2)      ($)(3)
- ------------------            ----    ---------    -----------     --------

Patrick J. McGonagle          1995    111,666        15,077           266
 President & CEO(1)           1994    105,903        21,100           244
                              1993     79,951           100           126

(1) Mr. McGonagle became President and CEO of the Company effective February 19, 1993. Previously, Mr. McGonagle was Vice President and General Counsel.

(2) Cash bonuses paid under the Management Incentive Plan and Company Contribution Plan are calculated and paid in the year immediately following the year in which such bonuses are earned. Bonuses are included in the table for the year in which they are earned. Each year's bonus includes a $100 bonus paid to all employees of the Company. Distribution of a bonus to Mr. McGonagle was from the Management Incentive Plan in 1995 and 1994. (See "Compensation Committee Report on Executive Compensation").

(3) The amount reported represents the premiums paid by the Company during 1995, 1994 and 1993, respectively, with respect to term life insurance for the benefit of Mr. McGonagle.

Retirement Plans

     During 1995, the Company maintained several qualified and non-qualified defined contribution and defined benefit plans for the benefit of employees of the Company and its operating subsidiaries. The plans are open to all eligible, full-time employees who are at least 21 years of age and have completed one (1) year of service.

     Employees' Retirement Plan - The Company through its subsidiaries maintains a Retirement Plan for all eligible, full-time employees. The Retirement Plan is a defined benefit plan based on the total compensation paid to an employee throughout his employment as a participant of the Plan. Retirement benefits are accrued on an annual basis for all participating employees at a rate of 1.90% of total compensation. For Mr. McGonagle, retirement benefits are accrued based upon salary and bonus paid each year. The sum of annual accruals represents the employee's annual normal retirement (age 65) benefit. Mr. McGonagle has ten years of service credited to him under the Retirement Plan.

     The following table shows the estimated annual straight life benefit payable at normal retirement based on an average annual compensation over a certain number of years of service. The amounts listed in the table are not subject to any reduction for Social Security benefits.

AVERAGE ANNUAL                          YEARS OF SERVICE
 COMPENSATION        20        25        30        35        40
- -----------------------------------------------------------------------
   $ 25,000       $ 9,500   $11,875   $14,250   $16,625   $ 19,000
   $ 50,000       $19,000   $23,750   $28,500   $33,250   $ 38,000
   $ 75,000       $28,500   $35,625   $42,750   $49,875   $ 57,000
   $100,000       $38,000   $47,500   $57,000   $66,500   $ 76,000
   $125,000       $47,500   $59,375   $71,250   $83,125   $ 95,000
   $150,000       $57,000   $71,250   $85,500   $99,750   $114,000


                  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth on page 14 shall not be incorporated by reference into any such filings.

Compensation Philosophy and Components of Compensation

     The Company's compensation program is administered by the Incentive/Compensation Committee (the "Committee") of the Board of Directors. The Committee, which is comprised of three (3) non-employee directors, generally makes all decisions on compensation paid to the Company's employees, including the executive officers. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed and given final approval by the full Board of Directors. During 1995, no decisions of the Committee were modified or rejected in any material way by the full Board.

     The goal of the Committee in establishing the compensation of the Company's executive officers is to reward individual contributions and achievements and above-average Company performance. In so doing, the Committee believes that the Company will be able to attract and retain exceptional executive talent and create a performance-oriented environment that will motivate executives to achieve Company and individual goals.

     In 1992, the Company retained an independent compensation consultant to assess the Company's compensation program and to compare the Company's compensation against that of other companies in the natural gas industry. The independent consultant recommended, and the Board of Directors approved, a compensation program comprised of base salary and incentive compensation. Beginning in 1992, the base salary component of any executive's compensation, including Mr. McGonagle's compensation, is determined in accordance with a Salary Administration Plan which categorizes employees, including executive officers, into relative job positions. The category into which any particular job position is classified is determined based upon competitive levels, organizational structure and reporting relationships, the nature of each position and the perceived internal value of each position. Each category is assigned a salary range containing a minimum, midpoint and maximum salary figure. It is anticipated that the minimum, midpoint and maximum salary figures will be adjusted periodically to reflect, for example, competitive trends in the industry, changes in the Company's organization and Company fiscal performance. The level of compensation earned by each employee within the range of that employee's job category will vary depending upon the level of experience and individual performance of the employee.

     In 1992, the incentive component of compensation was determined under a Management Incentive Plan (the "Incentive Plan") pursuant to which managers and executive officers received bonuses based upon the Company's return on assets ("ROA") and return on equity ("ROE"). Beginning in 1993, only the ROE component will be used in the determination of the bonus amount. Objectives of the Incentive Plan include providing Company shareholders with a reasonable return on their investment, tying remuneration more closely to Company performance and enhancing overall competitiveness of compensation at the Company in a variable instead of fixed manner. Participation in the Incentive Plan is limited to those individuals who significantly affect the operating results of the Company, as recommended by the CEO.

     Specific awards under the Incentive Plan are calculated by means of a formula which targets consolidated ROE. The target for ROE is recommended to the Committee by the CEO, taking into account the fiscal structure of the Company, economic and industry conditions, anticipated performance, shareholder value and competitive industry practices. Actual ROE is to be determined by the Company's independent auditors. No incentive compensation will be awarded unless the ROE target has been satisfied, which was the case in 1993.

     The formula established from the target is then applied to each participant's base salary. Officers, including Mr. McGonagle, are eligible to receive a maximum incentive award of twenty percent (20%) of base salary, depending on organizational performance. Other participants generally are eligible to receive a maximum incentive award of ten percent (10%) or five percent (5%) of base salary contingent on organizational performance.

     The Company also has in effect a Company Contribution Plan ("Contribution Plan") designed to recognize overall performance of all eligible, full-time employees of the Company and its operating subsidiaries. The Contribution Plan is administered by the Committee, the members of which, with the Board of Directors, determine annually the amount of the total cash contribution to be distributed to eligible employees in the following year. The amount to be distributed each year is based upon corporate performance and is at the sole discretion of the Board of Directors. It is the intention of the Committee that no employee receive in any one year awards under both the Incentive Plan and the Contribution Plan. Therefore, any individual who is a participant in both plans will receive an award under the plan that provides for the greater award to that individual in that year.


                            COMPENSATION COMMITTEE

        Richard O. Johnson, Chairman, Edwin L. Heminger, Graham R. Robb

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Robb serves as Vice President and a Director of The Oxford Oil Company. The Oxford Oil Company received $2,107,459 for 1,059,154 Mcf for gas purchased by Producers Gas Sales, Inc., a subsidiary of the Company, as agent for end use natural gas customers. In addition, Oxford Oil received $161,693 from NGO Development for a joint venture drilling program and received $32,631 from NGO Development for joint venture drilling program operating expenses.


                         PROPOSAL TO AMEND REGULATIONS

Introduction to Amendment

     The Board of Directors is requesting, and recommends, that the shareholders approve an amendment to the Code of Regulations of the Company fixing an age limit for the election of Directors. The amendment is permitted under Ohio law. The proposal is presented by the incumbent Directors and is not in response to any recommendation from outside the Board of Directors. Shareholders are urged to read carefully the following description of the proposed amendment.

Existing Provisions of the Code of Regulations

     The Code of Regulations presently sets an age limit on the tenure and election of a Director at age 73. The Directors believe that age 70 is a more appropriate age for the tenure and reelection of Directors in light of the current composition, ages and tenure of the current Directors.

     If adopted, proposed Section 2.03(D) of Article Two would establish the age limit on the tenure and election of a Director at age 70. The proposed resolution, including the text of the proposed new Section 2.03(D), which the Directors recommend the Shareholders adopt, is attached as Exhibit A. The proposal is not in response to any recommendation by any person or persons outside the incumbent Board of Directors. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES IS REQUIRED TO APPROVE THIS PROPOSAL.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        AMONG THE COMPANY, S&P 500, AND
                   NATURAL GAS (DIVERSIFIED) INDUSTRY INDEX

     The following graph sets forth a comparison of five year cumulative total return among the common shares of the Company, the S&P 500 Index and the Edward D. Jones & Co. Natural Gas (Diversified) Industry Index (the "Natural Gas Index") for the fiscal years indicated. Information reflected on the graph assumes an investment of $100 on December 31, 1990, in each of the common shares of the Company, the S&P 500 and the Natural Gas Index. Cumulative total return assumes reinvestment of dividends. The Natural Gas Index represents stock price performance of 23 natural gas companies chosen by Edward D. Jones & Co. having at least thirty percent but not more than ninety percent of their operating revenues from the distribution of natural gas. The Company is among the 23 companies included in the Natural Gas Index.

                            CUMULATIVE TOTAL RETURN
                       -------------------------------
                            The           Natural        S&P
                          Company        Gas Index       500
            ----------------------------------------------------

            1990           $100             $100         $100
            1991           $107             $103         $130
            1992           $129             $120         $140
            1993           $171             $138         $154
            1994           $183             $125         $156
            1995           $150             $162         $215


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as the Company's independent certified public accountants for the fiscal year ended December 31, 1995. Its representatives are expected to be present at the Annual Meeting and will have an opportunity to make a formal statement and be available to respond to appropriate questions.

     On the recommendation of the Audit Committee and ratification by the shareholders, the Company's Board of Directors appointed Price Waterhouse LLP as auditors for the fiscal year ended December 31, 1995, and audit and non-audit services during the year were approved by the Audit Committee, which considered the effect of the performance of such services on the independence of said firm.

     The Company's Board of Directors has proposed that the ratification of the appointment of the independent certified public accountants for the current fiscal year be submitted to the shareholders. On the recommendation of the Company's Audit Committee, the Board of Directors appointed Price Waterhouse LLP as independent certified public accountants for the fiscal year ending December 31, 1996, and recommends that the appointment of Price Waterhouse be ratified by the shareholders.

                            SHAREHOLDERS PROPOSALS

     Proposals submitted by shareholders for inclusion in the 1997 proxy materials must be received by the Company not later than December 18, 1996.


                              1995 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1995, has been sent to shareholders; said Annual Report and the financial statements contained therein are not, and are not in any respect intended to be, part of the proxy soliciting material.


     THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER TO JOHN B. DENISON, SECRETARY, AT NATIONAL GAS & OIL COMPANY, 1500 GRANVILLE ROAD, P. O. BOX 4970, NEWARK, OHIO 43058-4970.



                                                               JOHN B. DENISON
                                                                     Secretary



                          __________________________


                                   EXHIBIT A

     RESOLVED, That the Code of Regulations of National Gas & Oil Company be, and the same hereby is, amended by adding under Section 2.03 of Article Two the following:

Section 2.03(D) No person shall be eligible to stand for election, who is 70 years of age or older on the date of the election or the appointment.

                                     PROXY
                          NATIONAL GAS & OIL COMPANY
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints James H. Cameron, David C. Easley and William H. Sullivan, Jr., or any of them with full power of substitution in each, proxies to vote (including authority to vote cumulatively) and act with respect to all Common Shares of the undersigned in NATIONAL GAS & OIL COMPANY, an Ohio Corporation, at the Annual Meeting of its shareholders to be held in the General Offices of the Company at 1500 Granville Road, Newark, Ohio, on May 23, 1996, at 10:00 A.M., local time, and at any and all adjournments thereof in accordance with the following instructions:


1.  THE ELECTION OF      _____ FOR all nominees       _____ WITHHOLD AUTHORITY
    DIRECTORS            listed below (except as      to vote for all nominees
                         marked to the contrary       listed below.
                         below).

For a term of three years:

           ALAN A. BAKER, RICHARD O. JOHNSON and THOMAS E. STEWART.

INSTRUCTION: To withhold authority to vote for any individual nominee print that nominees's name below.)

________________________________________________________________________________


2. PROPOSAL to amend the Code of Regulations to set the age limit on the tenure and election of Directors of the Company to age 70.

               _____ FOR         _____ AGAINST         _____ ABSTAIN

3. PROPOSAL for the ratification of the appointment of Price Waterhouse LLP to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1996.

               _____ FOR         _____ AGAINST         _____ ABSTAIN


(Please date and sign on reverse side)

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. THIS PROXY, IF RECEIVED PRIOR TO THE MEETING PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND
3. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY OR THEIR SUBSTITUTES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE AS THE DIRECTORS MAY RECOMMEND.

IMPORTANT: Please sign exactly as your names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, execute in full corporate name by authorized officer.


                                          Date: _________________________ 1996

                                          ____________________________________
                                                (Signature of Stockholder)

                                          ____________________________________
                                                (Signature of Stockholder)


                                      C-2